March 14, 2007

Mr. Bill Dodson, President

Mr. Gabe Encarnacion

MINISTRY PARTNERS INVESTMENT CORPORATION

P.O. Box 1299

Brea, CA 92822-1299

            Re:       Special Offering - Forms of Capital Note and Capital Note Loan Agreement

Gentlemen:

            Set forth below are drafts of our suggested forms for the Capital Note and the Capital Note Loan Agreement (i.e., purchase application) for the Capital Notes offered and sold to investors on the Special Offering.

            Each of these forms is based on the prior forms used by MPIC in the Special Offering Notes.  We have essentially consolidated and reformatted the Note, while deleting duplicative or unnecessary terms.  The Loan Agreement consists of five different forms, depending on which of the five signatures pages is used.  Separate signature pages are provided for each of the following:

                        Individual Investor

                        Corporate Investor

                        Partnership Investor

                        Trust Investor (including retirement plans)

                        Other entity investors, such as LLC, etc.

            Please review the forms and contact me with your questions or comments.

Very truly yours,

/s/ Bruce J. Rushall

BRUCE J. RUSHALL

BJR/cak

Enclosures